Exhibit 3.5

ARTICLES OF INCORPORATION

THE STATE OF TEXAS:
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS:

        That we, the undersigned, all natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as Incorporators of a Corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I.

        The name of this corporation is AMCO WAREHOUSE, INC.

ARTICLE II.

        The period of duration of this corporation shall be perpetual.

ARTICLE III.

        The purposes for which this corporation is organized are as follows:

          To erect, construct, repair, equip, manage and lease houses, buildings, and other improvements; To construct, repair, maintain, operate, manufacture, contract for, buy, sell, lease, store, protect, transport and handle goods, wares, merchandise, fixtures, equipment and personal property of every kind and description; To purchase, develop, subdivide, lease and trade in real and personal property, provided that the corporation shall be governed by the provisions of Chapter 4, Title 32, Revised Civil Statutes of the State of Texas, 1925.

ARTICLE IV.

        The aggregate number of shares for which this corporation shall have authority to issue and the par value of each of such shares is as follows:

Number of shares	25,281
Par value of each of said shares	$1.00

        The consideration received or to be received from the issuance of said above mentioned shares will give this corporation a stated capital of $25,281.00.

ARTICLE V.

        This corporation will not commence business until it has received for the issuance of its shares a consideration consisting of money, labor done, and property actually received of a value of $1,000.00.

ARTICLE VI.

        The post office address of this corporation's initial registered office is 714 West Sixth Street, Austin, Texas. The name of this corporation's initial registered agent at said address is C. D. McCall.

ARTICLE VII.

        The number of directors constituting the initial Board of Directors of this corporation is five, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are as follows:

NAME	ADDRESS
T. I. Rosser	Dallas, Texas
R. C. Armstrong	Corpus Christi, Texas
C. D. McCall	Austin, Texas
C. B. Blackledge	Houston, Texas
Hugh Stockton	San Antonio, Texas

ARTICLE VIII.

        The name and address of each incorporator is as follows:

NAME	ADDRESS
R. C. Armstrong	Corpus Christi, Texas
C. D. McCall	Austin, Texas
Derald H. Bauhs	Austin, Texas

        WITNESS OUR HANDS, this the 19 day of October, 1960.

/s/ Derald H. Bauhs Derald H. Bauhs
/s/ R. C. Armstrong R. C. Armstrong
/s/ C. D. McCall C. D. McCall

THE STATE OF TEXAS

COUNTY OF TRAVIS

        BEFORE ME, the undersigned authority, on this day personally appeared Derald H. Bauhs and C. D. McCall, known to me to be the persons whose names are subscribed to the foregoing instrument and being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements contained therein are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 19th day of October, 1960.

/s/ Roy Stroud Notary Public, Travis County, Texas

THE STATE OF TEXAS

COUNTY OF

        BEFORE ME, the undersigned authority, on this day personally appeared R. C. Armstrong, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn declared that he is one of the persons who signed the foregoing document as incorporator and that the statements contained therein are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 19th day of October, 1960.

/s/ Roy Stroud Notary Public, Travis County, Texas

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
AMCO WAREHOUSE, INC.

        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Directors hereby adopt the following Articles of Amendment to the Articles of Incorporation of the Corporation which will change the name of the Corporation.

ARTICLE I

        The name of the Corporation is Amco Warehouse, Inc.

ARTICLE II

        The following amendment to the Articles of Incorporation was adopted by the directors of the Corporation on October 24, 1990.

        Article I of the Articles of Incorporation is hereby amended to read as follows:

"ARTICLE I

The name of the Corporation is Armstrong McCall, Inc"

ARTICLE III

        The number of shares of the corporation outstanding at the time of such adoption was 9,202 and the number of shares entitled to vote thereon was 9,202.

ARTICLE IV

        The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendments.

        Dated: October 24, 1990

AMCO WAREHOUSE, INC
By:	/s/ John H. McCall John H. McCall President

ARTICLES OF AMENDMENT
OF
ARMSTRONG MCCALL, INC

ARTICLE I

        The name of the corporation is Armstrong McCall, Inc.

ARTICLE II

        The following amendments to the Articles of Incorporation were adopted on December     , 1995.

          (a)   Article One is amended and restated in its entirety to read as follows:

ARTICLE ONE

        "The name of the corporation is Armstrong McCall Holdings, Inc."

ARTICLE III

        The directors have signed a unanimous consent in writing adopting the amendment described herein on December 22, 1995.

ARTICLE IV

        The shareholders of the sole class of shares of the corporation have signed a unanimous consent dated December 22, 1995, in which 7,093 (being all of the issued and outstanding) shares of the corporation were voted in favor of adopting this amendment and 0 shares were voted against this amendment

ARTICLE V

        The amendments in no way result in any exchange, reclassification, or cancellation of issued shares or any change in stated capital.

        Dated. December 22nd, 1995.

/s/ John McCall John McCall, President

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
ARMSTRONG MCCALL HOLDINGS, INC.
November 14, 2006

        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

        The name of the corporation is Armstrong McCall Holdings, Inc.

ARTICLE TWO

        The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation in accordance with Article 4.02 of the Texas Business Corporation Act and in accordance with the constituent documents of the Company on November 14, 2006:

        ARTICLE THREE of the Articles of Incorporation of Armstrong McCall Holdings, Inc. is hereby amended in its entirety to read as follows:

ARTICLE THREE.

        The purpose or purposes for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE THREE

        The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment dated the 14th day of November, 2006.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on the date first written above.

ARMSTRONG MCCALL HOLDINGS, INC.
by:	/s/ Raal Roos Raal Roos Vice President and Secretary